UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

July 6, 2021

Date of Report (Date of earliest event reported)

IMMERSION CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-38334	94-3180138
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

330 Townsend Street, Suite 234, San Francisco, CA 94107

(Address of principal executive offices and zip code)

(408) 467-1900
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	IMMR	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On July 6, 2021, Immersion Corporation (the “Company”) entered into an equity distribution agreement (the “Distribution Agreement”) with Craig-Hallum Capital Group LLC (“Craig-Hallum”), pursuant to which the Company agreed to issue and sell (the “Offering”) shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), having an aggregate offering price of up to $60.0 million, from time to time, through an “at the market” equity offering program under which Craig-Hallum will act as sales agent.

Under the Distribution Agreement, the Company will set the parameters for the sale of shares, including the number of shares to be issued, the time period during which sales are requested to be made, limitations on the number of shares that may be sold in any one trading day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Distribution Agreement, Craig-Hallum may sell the shares by methods deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, including sales made through the Nasdaq Global Select Market or on any other existing trading market for the Common Stock. The Company will pay Craig-Hallum a commission equal to 2.25% of the gross sales proceeds of any Common Stock sold through Craig-Hallum under the Distribution Agreement. The Company has also provided Craig-Hallum with customary indemnification rights and agreed to reimburse Craig-Hallum for legal fees and disbursements pursuant to the Distribution Agreement. The Distribution Agreement may be terminated by either party upon prior written notice to the other party, or at any time under certain circumstances, including but not limited to the occurrence of a material adverse change in the Company. The Company is not obligated to sell any shares under the Distribution Agreement.

Any sales of shares under the Distribution Agreement will be made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-252684), including the related prospectus, that was declared effective by the Securities and Exchange Commission on February 9, 2021, as supplemented by a prospectus supplement dated July 6, 2021.

The foregoing description of the material terms of the Distribution Agreement is qualified in its entirety by reference to the full agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

A copy of the opinion of Pillsbury Winthrop Shaw Pittman LLP relating to the validity of the Common Stock to be issued in the Offering is filed herewith as Exhibit 5.1. A copy of the consent of Armanino LLP to the incorporation by reference in the Company’s registration statement on Form S-3 (File No. 333-252684) of their report dated March 5, 2021 is filed herewith as Exhibit 23.2.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Exhibit Title
1.1	Equity Distribution Agreement, dated July 6, 2021, between Immersion Corporation and Craig-Hallum Capital Group LLC.
5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.
23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).
23.2	Consent of Armanino LLP, Independent Registered Public Accounting Firm.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMERSION CORPORATION

Date:	July 6, 2021	By:	/s/ AARON AKERMAN
		Name:	Aaron Akerman
		Title:	Chief Financial Officer